UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership

On April 15, 2012, SMF Energy Corporation (the “Company”) and its subsidiaries, H & W Petroleum Company, Inc., SMF Services, Inc., and Streicher Realty, Inc. (collectively, the “Companies”), filed voluntary petitions for reorganization (the “Voluntary Petitions”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Florida (the “Court”). The case number for the Company is 12-19084-BKC-RBR. The Companies will operate as “debtors in possession” under the jurisdiction of the Court, and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The extent of the Companies’ ability to continue operating their businesses, however, is dependent on the willingness of their principal lender, Wells Fargo Bank, N.A. (the “Lender”), which asserts a security interest in substantially all of the Companies’ assets, to consent to or support the Companies’ use of the Lender’s cash collateral during the bankruptcy cases. It is the Company’s current expectation that the Lender will consent to or support the Companies’ use of the Lender’s cash collateral to continue to operate only those portions of the Companies’ business that have a discernible value as an ongoing enterprise. As a result, the Company expects that it will be required to promptly commence the liquidation of the assets of those portions of the Companies’ business that are not believed to have a going concern value.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

By letter dated April 13, 2012 (the “Default Letter”), the Lender notified the Company that The Lender was claiming various Events of Default, as defined in the Loan and Security Agreement dated September 26, 2002, as amended among the Companies and The Lender (the “Loan Agreement”), including but not limited to (i) the existence of a governmental investigation that could materially and adversely affect the ability of the Companies to repay the amounts borrowed under the Loan Agreement (the “Loans”), and (ii) the occurrence of material adverse changes in the business, assets and prospects of Companies. The Lender also purported to revoke the authority of the Company to access its own collections of accounts receivable and demanded that all such collections be paid only to The Lender to pay down the Loans. The Lender also declared its intention not to make any further revolving Loans to the Company under the Loan Agreement. The foregoing is only a summary of the Default Letter, and is qualified entirely by reference to the complete letter, a copy of which is attached to this Report as Exhibit 10.1. Without considering any penalties or additional charges resulting from the Lender’s declaration of the Events of Default, the current balance owed to the Lender under the Loan Agreement is approximately $11.2 million, consisting of around $8 million in revolving loans, a $2.2 million unpaid balance of a Term Loan, and a $1.0 million mortgage loan.

The Lender’s declaration of an Event of Default may also constitute a default under cross-default provisions found in other debt obligations of the Company, including but not limited to the Company’s June 2009 promissory note in the amount of $800,000 and the approximately $768,000 in capital leases currently outstanding. Absent the protections provided by the Bankruptcy Code, the filing of the Voluntary Petitions might have also constituted events of default under the Loan Agreement and these other debt and financial obligations of the Company and could have caused the automatic and immediate acceleration of those obligations.

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company previously announced, on March 16, 2012, that it expected a substantial reduction in sales revenue and earnings for the quarter ended March 31, 2012, and future periods, and that it expected to report a loss for the quarters ending March 31, 2012, and June 30, 2012, on account of necessary changes that had been made to its pricing structure. The Company also announced on March 16th that it was seeking to mitigate the adverse impact on revenue and earnings by instituting significant expense reductions and revenue enhancement measures but stated that it did not believe that those measures would be sufficient to offset the revenue and earnings downturn in the foreseeable future. The Company further stated on March 16th that it was considering an overhaul of its business model to permit it to drastically reduce its back office and interest expense in order to better match the Company’s total expenses with its revenues. Finally, the Company announced on March 16th that its Board of Directors had appointed a committee to examine the discontinued pricing structure (the “Special Committee”), which would report its findings to the shareholders when that examination is complete.

On March 22, 2012, the Company announced that it had appointed Soneet Kapila of Kapila & Company, Ft. Lauderdale, Florida, as its Chief Restructuring Officer (“CRO”) to direct the Company’s efforts to increase revenues and reduce expenses required by the decision to change the Company’s pricing structure. The Company also indicated on March 22nd that it was actively pursuing strategic alternatives, including potential business combinations and the development of new business partnerships.

To date, the Companies’ vigorous efforts to reduce operating losses by increasing revenue and decreasing expenses have been unsuccessful. Competitive pressures have prevented the Companies from increasing prices and, despite layoffs and other cost cutting measures, expenses have not been reduced in an amount sufficient to offset the decreased revenue since the change in pricing structure. The Company’s continuing losses since that time led to a significant deterioration of its financial condition and eventually to the declaration by the Lender of the Events of Default described in Item 2.02 above. The Company does, however, intend to continue to pursue strategic alternatives after the Voluntary Petitions for those portions of the Companies’ business that have a discernible value as an ongoing enterprise.

The Special Committee has not yet completed its examination of the Company’s discontinued pricing structure. The Special Committee has already determined, however, that the Company’s prior pricing structure included a practice of imposing surcharges on certain of its mobile fueling customers, including a federal government agency, that were in violation of the fixed price contracts between the Company and those customers. When the Board of Directors changed the Company’s pricing structure by ordering the surcharges discontinued in March of 2012, the resulting reduction in revenue caused the Company to incur substantial losses, caused its financial condition to deteriorate and eventually led to the Lender’s declaration of an Event of Default under the Loan Agreement. During this same period of time, at the recommendation of the Special Committee, the Board of Directors caused the officers to report the breach of contract to its governmental agency customer. As a result of that self-reporting, the Company came to believe that its pricing practices were already being investigated by its governmental agency customer.

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The Company has also determined that, if and to the extent that the discontinued surcharges were violations of the fixed price contracts for the governmental agency and other customers for which money damages could be recovered by those customers, those surcharges should not have been recognized as revenue by the Company. Accordingly, because the amounts of the violative surcharges were material to the reported revenues and earnings of the Company for several years, it is likely that the Company’s prior financial statements will need to be restated to remove the recognition of that revenue. The Company proposes to engage a third party accounting firm to help it (i) determine which financial statements need to be restated and (ii) compile such restated financial statements. In light of the Voluntary Petitions, however, and the limited financial resources that the Company expects to have in the future, there can be no assurance that the Company will be able to complete such restated financial statements and have them audited by its independent registered public accounting firm after the bankruptcy. While the magnitude of the restatements cannot be estimated at this time, the Company presently believes that its restated financial statements will ultimately reflect materially lower revenue and substantial losses for those periods. As previously reported, the Company also expects to reverse its prior recognition as income, in the quarter ended December 31, 2011, of a realizable net deferred tax asset of approximately $3.7 million and to report substantial losses for the quarters ending March 31, 2012, and June 30, 2012, and for the year ending June 30, 2012.

The Company has provided the foregoing information concerning potential restatements of its financial statements to its registered independent public accounting firm prior to the filing of this Report.

Item 8.01. Other Events

On April 15, 2012, the Company issued a press release announcing that the Companies had filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. A copy of such press release is attached hereto as Exhibit 99.1.

Additional information about the Company’s Chapter 11 filings will be made available on the Internet at www.mobilefueling.com. The Company expects to submit monthly operating reports to the Court as is customary in Chapter 11 cases and also plans to post these monthly reports at www.mobilefueling.com. The Company may also continue to file quarterly and annual reports with the Securities and Exchange Commission, which would then also be available on www.mobilefueling.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	April 13, 2012, Notice of Default from Wells Fargo Bank, N.A.
99.1	Press release dated April 16, 2012
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Forward-Looking Statements

This Report on Form 8-K, including the Exhibits hereto, contains “forward-looking statements.” These statements are based on the Company’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the Company now anticipates— both in connection with the Voluntary Petitions and the Lender’s post-petition support for or consent to the Company’s use of the Lender’s cash collateral. Statements concerning the Company’s expectations after bankruptcy are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. The Company disclaims any obligation to update any forward-looking statements in this Report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2012	SMF ENERGY CORPORATION

	By:	/s/ Soneet R. Kapila
Soneet R. Kapila, Chief Restructuring Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	April 13, 2012, Notice of Default from Wells Fargo Bank, N.A.
99.1	Press release dated April 16, 2012
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